                                                                    EXHIBIT 2.1






                            STOCK PURCHASE AGREEMENT

                                     AMONG

                             CLEAR HOLDINGS, INC.,

                       CLEAR COMMUNICATIONS GROUP, INC.,

                                      AND

                                MYRON BEREHULKE,
                                 JOHN DUNMIRE,
                                 SCOTT DURKEE,
                                 RICK HANAFIN,
                               AND DALE STICKNEY

                              FOR THE PURCHASE AND
                       SALE OF ALL ISSUED AND OUTSTANDING
                                CAPITAL STOCK OF

                    CELLULAR TECHNOLOGY INTERNATIONAL, INC.




                          DATED AS OF JANUARY 15, 1999

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I - Sale of Stock.........................................................................................1
         1.1      Sale of Stock...................................................................................1
         1.2      Purchase Price..................................................................................1
         1.3      All Deliveries to Representative................................................................2
         1.4      Audits of Company Financial Statements..........................................................2
         1.5      Dispute Resolution..............................................................................2
         1.6      Adjustment of Earn-Out Payment..................................................................3
         1.7      Form of Earn-Out Payment........................................................................4
         1.8      Time and Place of Closing.......................................................................4
         1.9      Deliveries at Closing...........................................................................4
         1.10     Earn-Out Closing................................................................................5
         1.11     Restrictive Legend..............................................................................5

ARTICLE II - Representations and Warranties of the Shareholders...................................................6
         2.1      Corporate.......................................................................................6
         2.2      Authorization; Validity.........................................................................7
         2.3      No Violation....................................................................................7
         2.4      Financial Statements............................................................................8
         2.5      Absence of Undisclosed Liabilities..............................................................8
         2.6      Title to Properties; Encumbrances...............................................................9
         2.7      Inventory.......................................................................................9
         2.8      Compliance with Laws...........................................................................10
         2.9      Litigation.....................................................................................12
         2.10     Contracts and Commitments......................................................................12
         2.11     Real Estate....................................................................................14
         2.12     Accounts Receivable............................................................................16
         2.13     Trade Rights...................................................................................16
         2.14     Broker's or Finder's Fees......................................................................16
         2.15     Employee Benefit Plans.........................................................................16
         2.16     Employment Compensation........................................................................18
         2.17     Labor Matters..................................................................................18
         2.18     Tax Maters.....................................................................................18
         2.19     Insurance......................................................................................19
         2.20     Bonds and Other Surety.........................................................................20
         2.21     Liens..........................................................................................21
         2.22     Funds Held In Trust............................................................................21
         2.23     Current Projects...............................................................................22
         2.24     Absence of Certain Changes.....................................................................22
         2.25     Major Customers and Suppliers..................................................................24
         2.26     Product Warranty and Product Liability.........................................................24

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
         2.27     No Subsidiaries................................................................................25
         2.28     Assets Necessary to Business...................................................................25
         2.29     Securities Laws Matters........................................................................25
         2.30     Power of Attorney..............................................................................26

ARTICLE III - Representations and Warranties of Buyer............................................................26
         3.1      Due Incorporation and Qualification............................................................26
         3.2      Authorization..................................................................................26
         3.3      Capitalization.................................................................................26
         3.4      Non-Contravention..............................................................................27
         3.5      Authority of Buyer.............................................................................27
         3.6      Litigation.....................................................................................27
         3.7      Qualified Plan.................................................................................27
         3.8      Financial Statements...........................................................................27
         3.9      Broker's or Finder's Fees......................................................................27

ARTICLE IV - Covenants...........................................................................................28
         4.1      Conduct of Business............................................................................28
         4.2      Preservation of Business.......................................................................29
         4.3      Notice of Events...............................................................................29
         4.4      Examination and Inspections....................................................................29
         4.5      Third Party Consents...........................................................................30
         4.6      Properties.....................................................................................30
         4.7      Books and Records..............................................................................30
         4.8      Material Contracts.............................................................................30
         4.9      Vacation Pay and Bonus Accruals................................................................30
         4.10     Environmental Audits and Other Investigations..................................................30
         4.11     Employment Agreement with Shareholders.........................................................31
         4.12     Shareholders Restrictive Covenant Agreements...................................................31
         4.13     Securities Law Matters.........................................................................31
         4.14     Attainment of Tax Clearance Certificates.......................................................31
         4.15     Employment Agreements with Key Employees.......................................................31
         4.16     Tax Matters....................................................................................31
         4.17     Reinstatement of Company in Missouri...........................................................32

ARTICLE V - Conditions Precedent to Obligation of Buyer to Close.................................................32
         5.1      Completion of Due Diligence Investigation......................................................32
         5.2      Procurement of Financing.......................................................................32
         5.3      Consent of DFW Capital Partners, L.P., Wachovia Bank, N.A.
                  and Fleet National Bank........................................................................33
         5.4      Representations and Covenants..................................................................33

         5.5      Litigation.....................................................................................33
         5.6      No Material Adverse Change.....................................................................33
         5.7      Good Standing Certificates, Etc................................................................33
         5.8      Consents.......................................................................................33
         5.9      Employment Consulting and Restrictive Covenants Agreements.....................................33
         5.10     Agreements with Key Employees..................................................................33
         5.11     Release of Liabilities.........................................................................33
         5.12     Resolutions....................................................................................34
         5.13     Governmental Permits and Approvals.............................................................34
         5.14     Shareholder's Certificate......................................................................34
         5.15     Opinion of Counsel to the Shareholders.........................................................34
         5.16     Other Documents................................................................................34

ARTICLE VI - Conditions Precedent to Obligation of the Shareholders to Close.....................................34
         6.1      Completion of Due Diligence Investigation......................................................34
         6.2      Litigation.....................................................................................35
         6.3      No Material Adverse Change.....................................................................35
         6.4      Consents.......................................................................................35
         6.5      Representations and Warranties.................................................................35
         6.6      Governmental Permits and Approvals.............................................................35
         6.7      Resolutions....................................................................................35
         6.8      Good Standing Certificates, Etc................................................................35
         6.9      Officer's Certificate..........................................................................35
         6.10     Opinion of Counsel to Buyer....................................................................36
         6.11     Other Documents................................................................................36

ARTICLE VII - Indemnification....................................................................................36
         7.1      Survival.......................................................................................36
         7.2      Indemnification by the Shareholders............................................................36
         7.3      Indemnification by Buyer.......................................................................36
         7.4      Limitation of Claims...........................................................................37
         7.5      Procedures.....................................................................................37

ARTICLE VIII- Termination of Agreement...........................................................................39
         8.1      Termination....................................................................................39
         8.2      Pots-Termination Obligations...................................................................39

ARTICLE IX - Miscellaneous.......................................................................................39
         9.1      Further Action.................................................................................39
         9.2      Announcements..................................................................................40
         9.3      Assignment; Parties in Interest................................................................40

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
         9.4      Law Governing Agreement........................................................................40
         9.5      Amendment and Modification.....................................................................40
         9.6      Notice.........................................................................................40
         9.7      Expenses.......................................................................................41
         9.8      Payment of Finder's Fee........................................................................41
         9.9      Entire Agreement...............................................................................42
         9.10     Counterparts...................................................................................42
         9.11     Headings.......................................................................................42
         9.12     Guaranty by Clear .............................................................................42

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
Exhibits

Exhibit A                  Form of Promissory Note
Exhibit B                  Form of Investment Letter
Exhibit C                  Form of Employment Agreement with Shareholders
Exhibit D                  Form of Shareholders Restrictive Covenants Agreement
Exhibit E                  Form of Employment Agreements with Selected Employees
Exhibit F                  Form of Employee Restrictive Covenants Agreements
Exhibit G                  Opinion of Counsel to the Shareholders
Exhibit H                  Opinion of Counsel to Buyer

Schedules

Schedule 1.6(b)            Definition of Adjusted Gross Profit
Schedule 1.6(d)            Definition of Gross Margin
Schedule 2.1(e)            Authorized Capital Stock
Schedule 2.3               No Violation
Schedule 2.4               Company Statements
Schedule 2.5               Undisclosed Liabilities
Schedule 2.6(a)            Title to Assets
Schedule 2.6(b)            Condition of Property
Schedule 2.7               Inventory
Schedule 2.8(a)            Compliance with Laws
Schedule 2.8(b)            Licenses and Permits
Schedule 2.8(c)            Environmental Matters
Schedule 2.9               Litigation
Schedule 2.10(a)           Real Property Leases
Schedule 2.10(b)           Personal Property Leases
Schedule 2.10(d)           Sales Commitments
Schedule 2.10(e)           Contracts with Certain Persons
Schedule 2.10(h)           Loan Agreements
Schedule 2.10(j)           Contracts Subject to Renegotiation
Schedule 2.10(l)           Other Material Contracts
Schedule 2.10(m)           No Default
Schedule 2.11(a)           Real Property
Schedule 2.12(a)           Accounts Receivable Schedule
Schedule 2.12(b)           Accounts Receivable Aging
Schedule 2.15(a)           Employee Benefit Plans
Schedule 2.16              Employment Compensation
Schedule 2.17              Labor Matters
Schedule 2.18(b)           Tax Return Filed
Schedule 2.19(a)           Insurance
Schedule 2.19(b)           Worker's Compensation Claims
Schedule 2.20(a)           Bond Qualification
Schedule 2.20(b)           Surety
Schedule 2.20(c)           Claims or Notices of Default
Schedule 2.20(d)           Current Default
Schedule 2.20(e)           Indemnity of Sureties
Schedule 2.21              Liens
Schedule 2.22              Funds Held in Trust
Schedule 2.23(a)           Current Projects
Schedule 2.23(b)           Current Projects not on Schedule
Schedule 2.23(c)           Current Projects not on Budget
Schedule 2.23(d)           Payment of Subcontractors
Schedule 2.24              Certain Changes
Schedule 2.25(a)           Major Customers

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
Schedule 2.25(b)           Major Suppliers
Schedule 2.26              Warranties
Schedule 2.28              Title to Assets
Schedule 3.3               Capitalization
Schedule 3.5               Authority of Buyer
Schedule 3.6               Litigation
Schedule 3.8               Buyer's Statements
Schedule 4.9               Vacation Pay and Bonus Accruals
Schedule 4.15              Selected Employees

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT, dated as of the 15th day of January, 1999 (the "Agreement"), by and among CLEAR HOLDINGS, INC. (together with its successors and assigns, "Clear"), CLEAR COMMUNICATIONS GROUP, INC., a Georgia corporation ("Buyer"), and Myron Berehulke, John Dunmire, Scott Durkee, Rick Hanafin and Dale Stickney (collectively, the "Shareholders" and each individually a "Shareholder"), being all of the shareholders of CELLULAR TECHNOLOGY INTERNATIONAL, INC., a Missouri corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company is engaged in the business of construction and installation of telecommunication equipment and related telecommunication support services;

         WHEREAS, the Shareholders own all of the issued and outstanding shares of the capital stock of the Company (the "Company Stock"); and

         WHEREAS, the Shareholders desire to sell, and Buyer desires to purchase, the Company Stock pursuant to this Agreement (the "Acquisition"); and

         WHEREAS, it is the intention of the parties hereto that upon consummation of the purchase and sale of the Company Stock pursuant to this Agreement, Buyer shall own all of the issued and outstanding shares of capital stock of the Company;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                                 Sale of Stock

         1.1 Sale of Stock. Subject to the terms and conditions of this Agreement, and on the basis of the representations and warranties hereinafter set forth, at the Closing (as hereinafter defined), the Shareholders shall sell, assign, transfer and deliver the Company Stock to Buyer, and Buyer shall purchase the Company Stock from the Shareholders.

         1.2 Purchase Price. Upon the terms and subject to the conditions of this Agreement, and in consideration of the sale, assignment, transfer, conveyance and delivery of the Company Stock, Buyer will deliver or cause to be delivered to Rick Hanafin, as representative for the Shareholders (the "Representative"):

                  (a) at the Closing, an amount equal to $1,386,000 (the "Closing Payment") in immediately available funds, by wire transfer to an account designated by the Representative not later than three business days prior to the Closing; and

                  (b) on a date to be elected by Buyer, which date shall be on or before April 30, 2000 (the "Earn-Out Date"), an amount equal to $3,000,000.00, subject to adjustment as set forth in Section 1.6 and in the form determined pursuant to Section 1.7 hereof (the "Earn-Out Payment"), provided, however, that the Earn-Out Payment shall in no event be less than $0 or greater than $5,000,000.00. (The sum of the Closing Payment and the Earn-Out Payment is sometimes hereinafter referred to as the "Purchase Price".)

         1.3 All Deliveries to Representative. All payments or deliveries to be made by the Buyer pursuant to this Agreement shall be made exclusively to the Representative, and any payment or delivery so made to the Representative shall constitute full performance of the Buyer's obligations to the Shareholders, or any of them, hereunder. The Buyer shall not bear any responsibility for allocation of particular payments or deliveries among the Shareholders, provided, however, that, in the event the Buyer delivers Notes (as defined below) to the Representative, the Buyer will deliver to the Representative Notes with such principal amounts (the aggregate of which shall not exceed the amount calculated pursuant to Section 1.7(b) hereof) as shall have been requested by the Representative not later than 5 days prior to the Earn-Out Date.

         1.4 Audits of Company Financial Statements. The Shareholders have previously delivered to the Buyer the reviewed balance sheet and reviewed statement of income of the Company as of the close of business on October 31, 1998 prepared by BDO Seidman, L.L.P. and set forth in Schedule 2.4 hereof (collectively, the "Company Statements"). Following the Closing, the Buyer (a) may, at its sole election, cause KPMG Peat Marwick, L.L.P. ("KPMG") to prepare and deliver to the Representative, on behalf of the Shareholders, an audited balance sheet and an audited statement of income of the Company as of the fiscal year of the Company ending on October 31, 1998 (collectively, the "1998 Statements"), (the 1998 Statements to be delivered to the Representative not later than May 31, 1999) and (b) shall cause KPMG to prepare and deliver (prior to March 31, 2000) to the Representative, on behalf of the Shareholders, an audited balance sheet and an audited statement of income of the Company for the calendar year ending December 31, 1999 (collectively, the "1999 Statements"), each in accordance with generally accepted accounting principles and applying the "percentage of completion" method of accounting ("GAAP"). (Each of the 1998 Statements and the 1999 Statements may be referred to hereinafter as an "Audited Statement".)

         1.5 Dispute Resolution. Within 30 days after the delivery of any Audited Statement, the Representative shall notify Buyer in writing of any objections to such Audited Statement, specifying in reasonable detail any such objections, and if the Representative fails to notify the Buyer in writing of any objections within such period the Shareholders shall be deemed to have agreed to such Audited Statement. If the Representative does not so object or if the Shareholders and the Buyer agree on the resolution of all such objections, the Audited Statement (with any such changes as may have been agreed) shall be final and binding. The Shareholders and the Buyer shall negotiate in good faith to attempt to resolve any such objections, provided that the Representative and the Buyer shall each have the right, at any time, to unilaterally terminate in writing all discussions with respect to such objections or changes. Not later than ten business days after either the Representative or the Buyer shall have terminated such discussions, all such disputed items shall be submitted for resolution to a certified public accounting firm of national standing designated by the Shareholders and the Buyer (the "Auditor"), which Auditor shall be independent of and have no ongoing business relationship with any of the Shareholders, Buyer or their respective affiliates. The Shareholders and the Buyer shall each (i) cooperate fully with the Auditor and furnish to the Auditor such work papers and other documents and information as the Auditor may request, (ii) bear 50% of the fees and expenses of the Auditor, and (iii) be afforded an opportunity to present to the Auditor any material it deems relevant and to discuss the matters in dispute with the Auditor. The Shareholders and the Buyer shall use reasonable efforts to cause the report of the Auditor to be rendered within 15 days of its appointment, and the Auditor's determination as to the appropriateness and extent of changes (if any) to the Audited Statement shall be final and binding.

         1.6 Adjustment of Earn-Out Payment. The Earn-Out Payment shall be:

                  (a) reduced, on a dollar-for-dollar basis, by the amount, if any, by which the item shareholders' equity, as set forth in the 1998 Statements, shall be less than the same item as set forth in the Company Statements;

                  (b) reduced by $2.712523 for each dollar, if any, by which Adjusted Gross Profit (as defined in Schedule 1.6(b) hereof), for the period covered by the 1999 Statements, shall be less than $1,844,129;

                  (c) increased by $2.712523 for each dollar, if any, by which Adjusted Gross Profit, for the period covered by the 1999 Statements, shall be greater than $1,844,129; and

                  (d) reduced by 1% for each percentage point, if any, by which Gross Margin (as defined in Schedule 1.6(d) hereof), for the period covered by the 1999 Statements, shall be less than 30.37%, provided, however, that no adjustment pursuant to this subsection (d) shall be made until the deviation of Gross Margin for the period covered by the 1999 Statements from 30.37% shall exceed 5 percentage points, and any such adjustment shall be made only with respect to the excess of such deviation above the five percentage point threshold.

         For illustrative purposes only, an example of each of the adjustments to the Earn-Out

Payment contemplated by this Section is set forth in Schedule 1.6 hereto.

         1.7 Form of Earn-Out Payment. The Earn-Out Payment shall be delivered to the Representative in the form determined pursuant to the following:

                  (a) in the event that, prior to the Earn-Out Date, Clear shall have (i) listed any of its equity securities on a national securities exchange or automated quotation and (ii) become a reporting company pursuant to the Securities Exchange Act of 1934 (a "Going Public Event"), the Earn-Out Payment shall take the form of such number of the publicly traded equity securities of Clear (the "Public Stock") as shall be determined by dividing the dollar amount of the Earn-Out Payment by the average, for the 30 consecutive trading days (or such lesser number of trading days as shall have elapsed subsequent to the Going Public Event) ending on the fifth trading day prior to the Earn- Out Date, of the closing asked price for a share of Public Stock, as reported by an authoritative source designated by Buyer (or, if such information is not available, the closing sales price therefor) (the "Average Price"), and rounding up to the nearest whole share.

                  (b) in the event that, prior to the Earn-Out Date, no Going Public Event shall have occurred, the Earn-Out Payment shall be made in cash, provided, however, that if the Earn-Out Payment exceeds the amount of $500,000.00, the excess of the Earn-Out Payment over such amount shall be paid in the form of one or more promissory notes of Clear (the "Notes") in the form of, and containing the terms set forth in, Exhibit A hereto, and in the respective principal amounts requested by the Representative pursuant to
Section 1.3 hereof.

                  (c) Anything to the contrary herein notwithstanding: (i) the amount of any Earn- Out Payment payable in cash shall be reduced by $100,000 (but not below zero), (ii) the amount of any Earn-Out Payment payable in Notes shall be reduced by $100,000 (but not below zero), and (iii) the amount of any Earn-Out Payment payable in Public Stock shall be reduced by the number of shares of Public Stock equal to the quotient of $200,000 divided by the Average Price.

         1.8 Time and Place of Closing. The parties shall use their reasonable efforts to cause the closing of the transactions contemplated by this Agreement (the "Closing") to take place at 10:00 a.m. on January 22, 1999, or at such other time as the Parties may mutually agree (the date on which the Closing actually occurs, the "Closing Date"). The place of the Closing shall be at the offices of Smith, Gambrell & Russell, LLP, Promenade II, Suite 3100, 1230 Peachtree Street, N.E., Atlanta, Georgia, or such other location as may be mutually agreed by the Parties.

         1.9 Deliveries at Closing. (a) Deliveries by the Shareholders. At the Closing, the Representative, on behalf of the Shareholders, shall deliver to Buyer:

                           (i)      stock certificates representing all of the
Company Stock, endorsed in blank or accompanied by stock powers executed in blank;

                           (ii)     the documents referred to in Sections 5.7,
5.8, 5.9, 5.10, 5.12, 5.14, 5.15 and 5.16 hereof; and

                           (iii)    the Investment Letter set forth in Exhibit
B hereto.

                  (b) Deliveries by Buyer. At the Closing, the Buyer shall deliver to the Shareholders:

                           (i)      the Closing Payment; and

                           (ii)     the documents referred to in Sections 6.4,
6.7, 6.8, 6.9, 6.10 and 6.11 hereof.

         1.10 Earn-Out Closing. On the Earn-Out Date, Buyer and the Shareholders shall hold a closing (the "Earn-Out Closing") at the location of the Closing, or such other place as the parties may mutually agree. At the Earn-Out Closing, Buyer shall deliver to the Shareholders the Earn-Out Payment, and, in the event the Earn-Out Payment consists of Public Stock or Notes, each of the Shareholders shall deliver to Buyer an Investment Letter substantially in the form set forth in Exhibit B hereto, executed by each such Shareholder as of the Earn-Out Date.

         1.11 Restrictive Legend. The Public Stock and the Notes, if any, to be issued pursuant to this Agreement shall be "restricted securities", as defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act") and each certificate representing any such securities shall bear any legend or legends required by applicable state securities laws or otherwise, as well as a legend substantially similar to the following:

         "THE SECURITIES EVIDENCED HEREBY WERE ISSUED AND SOLD WITHOUT REGISTRATION UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE, INCLUDING THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED, IN RELIANCE UPON CERTAIN EXEMPTIVE PROVISIONS OF SAID ACTS. SAID SECURITIES CANNOT BE SOLD OR TRANSFERRED UNLESS, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, ANY SUCH SALE OR TRANSFER WOULD BE: (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION; AND (2) IN A TRANSACTION WHICH IS EXEMPT UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN

         EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS, OR IN A TRANSACTION WHICH IS OTHERWISE IN COMPLIANCE WITH SUCH LAWS."

                                   ARTICLE II

               Representations and Warranties of the Shareholders

         As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, and with the knowledge that Buyer shall rely thereon, the Shareholders hereby jointly and severally represent and warrant to Buyer, as of the date hereof and as of the Closing Date (but, for the avoidance of doubt, not as of any date subsequent to the Closing Date), as set forth below. (Information set forth in the Schedules attached hereto specifically refers to the article and section of this Agreement to which such information is responsive.)

         2.1      Corporate.

                  (a) Organization. The Company has been administratively dissolved in the State of Missouri for the sole reason that it has failed to file required annual reports and fees. (All of the representations and warranties in this Article II shall be deemed modified as of the date of this Agreement only, by the preceding sentence.) The Company was incorporated on November 29, 1993 and has not elected to be taxed as an "S - corporation". No entity has ever merged with or been consolidated into the Company.

                  (b) Corporate Power. The Company has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as and where such is now being conducted. The Company is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction in which a failure to be so qualified would have a Material Adverse Effect (as defined in Section 2.24 hereof).

                  (c) Subsidiaries. The Company does not currently own, and has never owned, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or other ownership interest in any entity or business.

                  (d) Corporate Documents, Etc. Copies of the certificate or articles of incorporation and bylaws of the Company, including any amendments thereto, which have been delivered by the Company to Buyer are true, correct and complete copies of such instruments as presently in effect. The corporate minute book and stock records of the Company which have been furnished to Buyer for inspection are true, correct and complete in all material respects and accurately reflect all material corporate action taken by the Company, including all transactions and actions with respect to the capital stock of the Company.

                  (e) Capitalization and Title to Company Stock. The authorized capital stock of the Company is as set forth in Schedule 2.1(e). No shares of such capital stock are issued and outstanding except for shares identified in Schedule 2.1(e). The shares of capital stock of the Company are owned of record and beneficially by the Shareholders in the amounts set forth in Schedule 2.1(e), which sets forth the address of each of the Shareholders. All shares of capital stock identified on Schedule 2.1(e) are validly issued, fully paid and nonassessable and the Shareholders have full power and authority to convey, free and clear of all liens, encumbrances, equities, restrictions, claims and obligations of every kind ("Encumbrances"), all such shares of capital stock and, upon delivery of such shares of capital stock, as provided in Section 1.9, Buyer will acquire good and marketable title to the capital stock of the Company, free and clear of all Encumbrances. Except as set forth on Schedule 2.1(e), there are no (i) securities convertible into or exchangeable for any of the capital stock or other securities of the Company,
(ii) options, warrants or other rights to purchase or subscribe to capital stock or other securities of the Company, or securities which are convertible into or exchangeable for capital stock or other securities of the Company or
(iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of the Company, any such convertible or exchangeable securities or any such options, warrants or other rights. Schedule 2.1(e) sets forth, with respect to each issuance of stock of the Company, the date of issuance, the purchaser(s), and the consideration received therefor. Except as set forth on Schedule 2.1(e), no person or entity has, or ever has had, any ownership interest in the assets, properties or business of the Company. There are no options, contracts, commitments, agreements, understandings or arrangements of any kind to purchase any ownership interest in the Company or any of its properties, business or assets.

         2.2 Authorization; Validity. The execution and delivery of this Agreement and the other agreements, instruments and documents contemplated hereby (such other agreements, instruments and documents sometimes referred to herein as the "Ancillary Instruments") and the performance of the obligations set forth herein and therein, have been duly authorized by the Board of Directors of the Company and the Shareholders, and no other or further corporate act on the part of the Company or the Shareholders is necessary therefor. The Shareholders have unanimously approved the Acquisition. This Agreement has been duly and validly executed and delivered by the Shareholders and is, and when executed and delivered the Ancillary Instruments to be executed and delivered by the Company or the Shareholders pursuant hereto will be, legal, valid and binding obligations of each such person or entity, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

         2.3 No Violation. Except as set forth on Schedule 2.3, no consent, authorization or approval of, or declaration, filing or registration with, any governmental, administrative or regulatory body, or any consent, authorization or approval of any other third party, is necessary in order to enable the Shareholders to enter into and perform their obligations under this Agreement and to consummate the transactions contemplated hereby, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will:

                  (a) be in violation of the articles of incorporation or bylaws of the Company or constitute a breach of the terms of any evidence of indebtedness or agreement relating to the Company's business to which the Company is a party;

                  (b) cause a default under any mortgage or deed of trust or other lien, charge or encumbrance to which any asset of the Company or the Company Stock is subject or under any contract relating to the Company's business to which the Company is a party, or permit the termination of any such contract by another person;

                  (c) result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any asset of the Company or the Company Stock under any agreement or commitment to which the Company is bound;

                  (d) accelerate, or constitute an event entitling, or which would, upon notice or lapse of time or both, entitle the holder of any indebtedness of the Company or a Shareholder to accelerate the maturity of any such indebtedness;

                  (e) conflict with or result in the breach of any writ, injunction or decree of any court or governmental instrumentality binding on the Company or a Shareholder; or

                  (f) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the properties or business of the Company.

         2.4 Financial Statements. Attached as Schedule 2.4 are copies of the Company Statements. The Company Statements were prepared from the books and records of the Company in a manner conforming to GAAP and fairly present the financial condition of the Company as of the date thereof.

         2.5 Absence of Undisclosed Liabilities. All liabilities, commitments or obligations of the Company with respect to the Company's business (whether secured or unsecured and whether accrued, absolute, contingent, direct or indirect or otherwise and whether due or to become due) are set forth or adequately reserved against in the Company Statements, except for commercial liabilities and obligations incurred since the date of the Company Statements in the ordinary course of business and consistent with past practice and which will not have a Material Adverse Effect. The total of all liabilities in respect of accounts payable incurred since the date of the Company Statements does not exceed $250,000. Except as set forth on Schedule
2.5 hereto and to the extent described in the Company Statements, the Shareholders have no knowledge of any basis for the assertion against the Company of any liability, and there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, known to the Shareholders which may likely give rise to liabilities, except commercial liabilities and obligations incurred in the ordinary course of business and consistent with past practice.

         2.6      Title to Properties; Encumbrances.

                  (a)      Merchantable Title. Except as set forth in Schedule
2.6 (a), the Company has good and merchantable title to all of its assets, businesses and properties used or useful in the Company's business and necessary to permit the Company to carry on the Company's business as presently conducted, and with respect to real property leased by the Company for use in the Company's business, good and marketable leasehold estates or lessee's interests, including, without limitation, all such properties (tangible and intangible) reflected in the Company Statements (except for inventory disposed of in the ordinary course of business since the date of such Company Statements) free and clear of all mortgages, liens (statutory or otherwise), security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, levies, easements, covenants, reservations, restrictions, rights-of-way, exceptions, limitations, mineral rights, charges or Encumbrances of any nature whatsoever (collectively, "Liens") except, in the case of real property identified on Schedule 2.11(a), for Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings (and which have been sufficiently accrued or reserved against in the Company Statements), municipal and zoning ordinances and easements for public utilities, none of which interfere with the use of the property as currently utilized (the "Permitted Liens"). None of the assets, business or properties of the Company used or useful in the Company's business are subject to any restrictions with respect to the transferability thereof and title thereto will not be affected in any way by the transactions contemplated hereby other than as disclosed in Schedule 2.6(a).

                  (b) Condition. Except as set forth on Schedule 2.6(b), all property and assets owned or utilized by the Company in the Company's business are in good operating condition and repair (except such minor defects as do not interfere with the use thereof in the conduct of the normal operations of the Company), have been maintained consistent with the standards generally followed in the industry and were sufficient to carry on the Company's business as conducted during the preceding twelve (12) months.

         2.7      Inventory. All inventory of the Company is reflected on
Schedule 2.7, and all such inventory consists of a quality and quantity useable and saleable in the ordinary course of business not later than the first anniversary of the Closing Date (except for immaterial amounts and except as otherwise indicated on Schedule 2.7) and has a commercial value at least equal to the value shown on Schedule 2.7, which value has been established in accordance with generally accepted accounting principles at the lower of cost or market. All inventory of the Company with respect to the Company's business is located on Real Property (as hereinafter defined) of the Company.

         2.8      Compliance with Laws.

                  (a) Compliance. Except as set forth on Schedule 2.8(a), the Company (including all of its operations, practices, properties, real or personal, owned or leased, and assets) is in compliance with all applicable federal, state, local and foreign laws, ordinances, orders, rules and regulations (collectively, "Laws") violation of which, if uncured, would have a Material Adverse Effect, including without limitation, Laws applicable to the offer or sale of securities, discrimination in employment, the Americans with Disabilities Act, occupational safety and health, trade practices, competition and pricing, product warranties, zoning, building and sanitation, employment, retirement and labor relations, product advertising and the Environmental Laws (as hereinafter defined). The Company has not at any time owned any Real Property (as hereinafter defined). Any Real Property is unconditionally zoned a classification that allows its current use, and such zoning is not being challenged by legal process, and no change or modification thereof is being sought by any person or entity, including, but not limited to, governmental or quasi-governmental authorities. Except as set forth in Schedule 2.8(a), neither the Company, nor to the knowledge of the Shareholders, any landlord of the Company, has received notice of any violation or alleged violation of, or is subject to liability (whether accrued, absolute, contingent, direct or indirect) for past or continuing violation of, any Laws. To the knowledge of the Shareholders after due inquiry, all reports and returns required to be filed by the Company with any governmental authority have been filed, and were accurate and complete when filed. Without limiting the generality of the foregoing:

                           (i)      The operation of the Company's business as
now conducted does not, nor does any condition existing at any of the facilities in which the Company's business is conducted (collectively, the "Facilities"), in any manner constitute a breach or violation of any lease or other agreement governing the use of such Facilities. Neither the Company nor the Shareholders have received any notice of or otherwise have any knowledge about any claim or likely potential claim that the operation of the Company's business as now conducted or any condition existing at the Facilities allegedly constitutes a nuisance or other tortious interference with the rights of any person or persons in such a manner as to give rise to or constitute the grounds for a suit, action, claim or demand by any such person or persons seeking compensation or damages or seeking to restrain, enjoin or otherwise prohibit any aspect of the conduct of such businesses or the manner in which they are now conducted;

                           (ii)     the Company has made all required payments
to its unemployment compensation reserve accounts with the appropriate governmental departments of the states where it is required to maintain such accounts, and, to the knowledge of the Shareholders after due inquiry, each of such accounts has a positive balance;

                           (iii)    the Company, for the past three (3) years,
has not been required to file any reports under the federal Occupational Safety and Health Act of 1970, as amended, or under all other applicable health and safety laws and regulations, except for reports, the failure to file which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b)      Licenses and Permits. Except as set forth on
Schedule 2.8(b), the Company does not require any licenses, permits, approvals, authorizations, or consents from any governmental and regulatory authorities for the conduct of the Company's business (as presently conducted as proposed to be conducted), or for the operation of the Facilities. The Company (including its operations, properties, whether owned or leased, and assets) (i) is and has been in compliance with all such permits and licenses, approvals, authorizations and consents applicable to the conduct of the Company's business in the States of North Carolina and Missouri, and (ii) except for such items, the failure to obtain which would not, individually or in the aggregate, have a Material Adverse Effect, is and has been in compliance with all such permits and licenses, approvals, authorizations and consents applicable to the conduct of the Company's business outside of the States of North Carolina and Missouri.

                  (c) Environmental Matters. The applicable Laws relating to pollution or protection of the environment, including Laws relating to emissions, discharges, generation, storage, release or threatened release of pollutants, contaminants, asbestos, lead-based paints, chemicals or industrial, toxic, hazardous or petroleum or petroleum-based substances or wastes ("Waste") into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Waste including, without limitation, the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Comprehensive Environmental Response Compensation Liability Act ("CERCLA"), as amended, and their state and local counterparts are herein collectively referred to as the "Environmental Laws." Except as set forth on Schedule 2.8(c), including, if any, the Phase I environmental reports attached thereto, to the knowledge of the Shareholders after due inquiry, no Waste exists on or under the Real Property (as defined in Section 2.11(a) herein) and neither the Company, nor, to the knowledge of the Shareholders, any of its predecessors in title, or any other person, has ever used the Real Property for the processing, handling, manufacture, generation, treatment, storage, or disposal of any Waste, nor has the Real Property been used as a landfill or as a dump for garbage, refuse or Waste. Without limiting the generality of the foregoing provisions of this Section 2.8, the Company is in material compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulations, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder. Except as specifically described in Schedule 2.8(c), there is no civil, criminal or administrative action, suit, demand, notice or demand letter, claim, hearing, notice of violation, investigation or proceeding pending, or, the knowledge of the Shareholders after due inquiry, threatened, against the Company, or to the knowledge of the Shareholders after due inquiry, any landlord of the Company, relating in any way to the Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder. Except as set forth in Schedule 2.8(c), there are no past or present (or, to the best of the knowledge of the Company and the Shareholders) future events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans which may interfere with or prevent compliance or continued compliance with the Environmental Laws or with any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any liability, including, without limitation, liability under CERCLA or similar state or local Laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, remediation plan, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Waste.

         2.9 Litigation. Except as set forth in Schedule 2.9, there is no action, suit, arbitration proceeding, investigation or inquiry, pending before any court, arbitrator or federal, state, foreign, municipal or other governmental department, commission, board, bureau, agency or instrumentality or, to the knowledge of the Shareholders, threatened, against the Company or its directors (in their capacity as officers or directors of the Company), business or assets, nor do the Shareholders know, or have grounds to know, of any reasonable basis for any such proceedings, investigations or inquiries.
Schedule 2.9 also identifies all such actions, suits, proceedings, investigations and inquiries to which the Company or any of the Company's directors (in their capacity as officers or directors of the Company) have ever been parties, wherein either the amount in controversy exceeded $10,000 or the relief sought or requested required remedial action other than the payment of money. Except as set forth in Schedule 2.9, neither the Company, its business or assets is subject to any judgment, order, writ or injunction of any court, arbitrator or federal, state, foreign, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

         2.10     Contracts and Commitments.

                  (a)      Real Property Leases. Except as set forth in
Schedule 2.10(a), the Company does not have any leases of real property which are used or useful in the Company's business.

                  (b)      Personal Property Leases. Except as set forth in
Schedule 2.10(b), the Company does not have any leases of personal property which are used or useful in the Company's business involving consideration or other expenditure in excess of $1,000 or involving performance over a period of more than six (6) months.

                  (c) Purchase Commitments. The Company does not have any purchase commitments for inventory items or supplies for use in the Company's business that, together with amounts on hand, constitute in excess of three months normal usage, or which are at an excessive price.

                  (d) Sales Commitments. Except as set forth on Schedule 2.10(d), the Company does not have any sales contracts or commitments to customers with respect to the Company's business which aggregate in excess of $10,000 to any one customer (or group of affiliated customers). The Company does not have any sales contracts or commitments with respect to the Company's business except those made in the ordinary course of business, at arm's length.

                  (e) Contracts With Certain Persons. Except as set forth on Schedule 2.10(e), the Company does not have any agreement, understanding, contract or commitment (written or oral) with any current or former officer, director, employee, agent, or consultant with respect to the Company's business that is not cancelable by the Company on notice of not longer than thirty (30) days without liability, penalty or premium of any nature or kind whatsoever.

                  (f) Power of Attorney. Other than to BDO Seidman, L.L.P., for tax purposes, the Company has not given any power of attorney with respect to the Company's business, which is currently in effect, to any person, firm or corporation for any purpose whatsoever.

                  (g) Collective Bargaining Agreements. The Company is not a party to any collective bargaining agreements with any unions, guilds, shop committees or other collective bargaining groups.

                  (h) Loan Agreements. Except as set forth in Schedule 2.10(h), the Company is not obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as a signatory, guarantor or otherwise.

                  (i) Guarantees. The Company has not guaranteed the payment or performance of any person, firm or corporation, agreed to indemnify any person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any person.

                  (j) Contracts Subject to Renegotiation. Except as set forth on Schedule 2.10(j), the Company is not a party to any contract with any governmental body (with respect to the Company's business) which is subject to renegotiation.

                  (k) Burdensome or Restrictive Agreements. The Company is not a party to or bound by any agreement, deed, lease or other instrument with respect to the Company's business which is so burdensome as to materially affect or impair the operation of the Company's business. Without limiting the generality of the foregoing, the Company is not a party to or bound by any agreement requiring the Company to assign any interest in any trade secret or proprietary information, or with respect to the Company's business, prohibiting or restricting the Company from competing in any business or geographical area or soliciting customers or otherwise restricting it from carrying on its business anywhere in the world.

                  (l)      Other Material Contracts. Except as described in
Schedule 2.10(l) or in any other Schedule, the Company does not have any lease, contract or commitment of any nature involving consideration or other expenditure in excess of $10,000, or involving performance over a period of more than six (6) months, or which is otherwise individually material to the operations of its business.

                  (m) No Default. Except as set forth on Schedule 2.10(m), the Company is not in default under any lease, contract or commitment, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a material default thereunder or cause the acceleration of any obligations of the Company thereunder, result in the creation of any Lien on any of the assets owned, used or occupied by the Company in connection with the Company's business or give rise to an automatic termination, or the right of discretionary termination thereof. No third party is in default under any lease, contract or commitment to which the Company is a party, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination, thereof.

         2.11     Real Estate.

                  (a) Real Property. Except as set forth on Schedule 2.11(a), the Company does not now own and has not at any time during the course of its existence or during the course of the existence of any predecessor to the Company owned any real property. Schedule 2.11(a) sets forth all real property used or occupied by the Company in the conduct of the Company's business (the "Real Property"), including a legal description of all land, and all encumbrances, easements or rights of way of record (or, if not of record, of which the Company or the Shareholders have notice or knowledge) granted on or appurtenant to or otherwise affecting such Real Property, the zoning classification thereof, and all plants, buildings or other structures located thereon. Schedule 2.11(a) identifies the leases (oral or written) and all amendments thereto and extensions thereof, under which the Company now uses any such Real Property (the "Leases"), as well as any guarantors of tenant's obligations under such Leases, true and correct copies of which written Leases (or descriptions of oral Leases or arrangements) the Company has delivered to Buyer. Except where the absence thereof would not have a Material Adverse Effect, there are now in full force and effect duly issued certificates of occupancy permitting the Real Property and improvements located thereon to be legally used and occupied as the same are now constituted. Schedule 2.11(a) further identifies any lease under which any subtenants, tenants, assignees, licensees, concessionaires or other entities, other than the Company, have a right to occupy all or any portion of the Real Property, and true and correct copies of all such leases have been delivered by the Company to Buyer (or, if an oral arrangement, such arrangements have been fully described on Schedule 2.11(a)). Except where the absence thereof would not have a Material Adverse Effect, all of the Real Property has permanent rights of access to dedicated public highways. The Company and the Shareholders have no notice or knowledge of any fact or condition existing on the Real Property which would prohibit or adversely affect the ordinary rights of access to and from the Real Property, and there is no pending or threatened restriction or denial, governmental or otherwise, with respect to such ingress and egress. Except where the absence thereof would not have a Material Adverse Effect, all of the Real Property is serviced by public utilities, or utilities that are available to the Real Property by valid, unencumbered appurtenant easements. The Company and the Shareholders have no notice or knowledge of (i) any claim of adverse possession or prescriptive rights involving any of the Real Property, (ii) any structure located on any Real Property which encroaches on or over the boundaries of neighboring or adjacent properties, or (iii) any structure of any other party which encroaches on or over the boundaries of any of such Real Property. Except where the same would not have a Material Adverse Effect, none of the Real Property is located in a flood plain, flood hazard area, wetland or lakeshore erosion area within the meaning of any Law, regulation or ordinance. No public improvements have been commenced and, to the knowledge of the Shareholders after due inquiry, none are planned which in either case may result in special assessments against or otherwise materially adversely affect any Real Property. The Company and the Shareholders have no notice or knowledge of any (i) planned or proposed increase in assessed valuations of any Real Property (other than routine general valuations of all property located in the taxing district or districts in which the Real Property is located), (ii) governmental agency or court order requiring repair, alteration, or correction of any existing condition affecting any Real Property or the systems or improvements thereat, (iii) condition or defect which could give rise to an order of the sort referred to in subdivision (ii) above, (iv) underground storage tanks affecting any Real Property, or (v) work that has been done or labor or materials that has or have been furnished to any Real Property during the period six (6) months immediately preceding the date of this Agreement for which Liens could be filed against any of the Real Property.

                  (b) No Condemnation or Expropriation. Neither the whole nor any portion of the property or any other assets of the Company used or useful in the Company's business is currently subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor to the knowledge of the Shareholders has any such condemnation, expropriation or taking been proposed.

                  (c) Leases. All of the Leases, true and complete copies of which have been delivered or made available to Buyer, are in effect and the Company is not in default under or with respect to any material term of the Leases, nor has the Company received or sent any notice of any default under or with respect to any of the same. No other party to any of the Leases is in material default under or with respect to any of the same.

         2.12 Accounts Receivable. All accounts receivable of the Company reflected on the Company Statements, other than as described in Schedule 2.12(a), and those arising since the date of the Company Statements, represent arm's length sales actually made in the ordinary course of business; are collectible in the ordinary course of business not later than the 6-month anniversary of the Closing Date (without regard to reserves); are subject to no counterclaim or set off; and are not in dispute. Items contained in Schedule 2.12(a), are collectible no later than the first anniversary of the Closing Date. Schedule 2.12(b) contains an aged schedule of accounts receivable with respect to the Company included in the Company Statements and as of a date not more than twenty (20) days prior to the date hereof. The Company is not owed any receivable by any customer of the Company as a result of any retainage of funds by such customer pursuant to any installation agreement or other contractual agreement with the Company which has been owed to the Company for a period of time exceeding 6 months in length (to be calculated as of the Closing
Date).

         2.13 Trade Rights. Seller is incorporated in the state of Missouri under the name "Cellular Technology International, Inc." and is qualified to do business under this trade name in the state of North Carolina. The Company, to the best of its knowledge, has and is using no other Trade Rights, as defined below. To the knowledge of the Shareholders, the Company is not infringing, nor has it infringed, any Trade Rights of another in the operation of the Company's business, nor, to the knowledge of the Shareholders, is any other person infringing the Trade Rights of the Company. There are no inquiries, investigations, or claims or litigation, challenging or threatening to challenge the right, title and interest of the Company with respect to its continued use of, and right to preclude others from using, any Trade Rights of the Company.

         2.14 Broker's or Finder's Fees. Except for Viking Resources, Inc. ("Viking"), which shall be entitled to the finder's fee or fees determined in accordance with Section 9.8 of this Agreement, no agent, broker, person or firm acting on behalf of the Company or the Shareholders is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

         2.15     Employee Benefit Plans.

                  (a) Disclosure. Schedule 2.15(a) sets forth all pension, thrift, savings, profit sharing, retirement, incentive bonus or other bonus, medical, dental, life, accident insurance, benefit, employee welfare, disability, group insurance, stock purchase, stock option, stock appreciation, stock bonus, executive or deferred compensation, hospitalization and other similar fringe or employee benefit plans, programs and arrangements, and any employment or consulting contracts, "golden parachutes," collective bargaining agreements, severance agreements or plans, vacation and sick leave plans, programs, arrangements and policies, including, without limitation, all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee manuals and all written or binding oral statements of policies, practices or understandings relating to employment, which are provided to, for the benefit of, or relate to, any persons employed by the Company in the Company's business ("Company Employees"). The items described in the foregoing sentence are hereinafter sometimes referred to collectively as "Employee Plans/Agreements," and each individually as an "Employee Plan/Agreement." True and correct copies of all the Employee Plans/Agreements, including all amendments thereto, have heretofore been provided to Buyer. No Employee Plan/Agreement is a "multi-employer plan" (as defined in Section 401 of ERISA), and the Company has never contributed or been obligated to contribute to any such multi-employer plan.

                  (b) Prohibited Transactions. There have been no "prohibited transactions" within the meaning of Section 406 or 407 of ERISA or
Section 4975 of the Internal Revenue Code of 1986 (the "Code") for which a statutory or administrative exemption does not exist with respect to any Employee Plan/Agreement, and no event or omission has occurred in connection with which the Company or any of its respective assets or any Employee Plan/Agreement, directly or indirectly, could be subject to any liability under ERISA or the Code.

                  (c) Payments and Compliance. With respect to each Employee Plan/Agreement, all payments due from the Company to date have been made and all amounts properly accrued to date as liabilities of the Company which have not been paid have been properly recorded on the books of the Company and to the extent they relate to employees employed by the Company as of the date thereof, are reflected in the Company Statements.

                  (d) Post-Retirement Benefits. With respect to each Employee Plan/Agreement which provides welfare benefits of the type described in Section 3(1) of ERISA: (i) no such Employee Plan / Agreement provides medical or death benefits with respect to current or former employees, directors or consultants of the Company beyond their termination of employment, other than coverage mandated by Sections 601-608 of ERISA and 4980B(f) of the Code; (ii) each such Employee Plan / Agreement has been administered in compliance with Sections 601-608 of ERISA and 4980B(f) of the Code; and (iii) no such Employee Plan / Agreement has reserves, assets, surpluses or prepaid premiums.

                  (e) No Triggering of Obligations. The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of the Company to severance pay, any payment pursuant to any "golden parachute" or other agreement providing for payment to any employee of the Company upon a change in control of the Company, unemployment compensation or any other payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee or (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

                  (f) Future Commitments. The Company does not have any announced plan or legally binding commitment to create any additional Employee Plans/Agreements or to amend or modify any existing Employee Plan/Agreement.

         2.16 Employment Compensation. Schedule 2.16 contains a true and correct list of all employees to whom the Company is paying compensation, including bonuses and incentives for services rendered or otherwise, the annual salary, average commission, or hourly wage compensation of each such employee, and any bonus paid to each respective employee relating to services rendered during the 1997 fiscal year. Buyer has been provided a copy of all W-2 forms distributed to each employee of the Company in respect of compensation received from the Company in the 1997 tax year.

         2.17 Labor Matters. The Company is currently in compliance with all applicable laws, rules and regulations relating to the employment of labor, including those related to wages, hours and authorizations, except for such matters of non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect. The Company has paid or caused to be paid all compensation, including bonuses and accrued vacation pay, if any, due and payable to its employees through the date hereof and will cause such amounts to be paid through the Closing Date. Except as set forth in Schedule 2.17, within the last five (5) years the Company has not experienced any labor disputes, union organization attempts or any work stoppage due to labor disagreements. Except to the extent set forth in Schedule 2.17, (i) there is no unfair labor practice charge or complaint against the Company pending or threatened; (ii) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or threatened against or affecting the Company nor any secondary boycott with respect to products of the Company; (iii) no question concerning representation has been raised or is threatened respecting the employees of the Company; and (iv) no grievance which might have a Material Adverse Effect.

         2.18     Tax Matters.

                  (a) Provision For Taxes. The provision made for taxes on the Company Statements is sufficient for the payment of all federal, state, foreign, county, local and other income, ad valorem, excise, profits, franchise, occupation, property, payroll, sales, use, gross receipts and other taxes (and any interest and penalties) and assessments, whether or not disputed, for which the Company may be liable at the date of such Company Statements and for all years and periods prior thereto. Since the date of such Company Statements, the Company has not incurred any taxes other than taxes incurred in the ordinary course of business consistent in type and amount with past practices.

                  (b) Tax Returns Filed. Except as set forth on Schedule 2.18(b), all federal, state, foreign, county, local and other tax returns required to be filed by or on behalf of the Company as of the date of this Agreement have been timely filed (or if filed late all applicable penalties and interest have been paid) and when filed were true and correct in all material respects, and the taxes shown as due thereon were paid or adequately accrued. True and complete copies of the tax returns filed by the Company for the three
(3) most recent fiscal years have been delivered to Buyer. The Company has duly withheld and paid all taxes which it is required to withhold and pay relating to salaries and other compensation heretofore paid or owing to its respective employees, independent contractors or other third parties.

                  (c) Tax Audits. The federal and state income tax returns of the Company have not been audited by the Internal Revenue Service ("IRS") or any state taxing authorities and the Company has not received from the Internal Revenue Service or from the tax authorities of any state, county, local or other jurisdiction any notice of underpayment of taxes or other deficiency which has not been paid nor any objection to any return or report filed by the Company, except for an IRS audit for the tax year 1994 and for an amended return for the State of Missouri to be filed as a result of the 1994 IRS audit. There are outstanding no agreements or waivers extending the statutory period of limitations applicable to any tax return or report.

                  (d) C - Corporation Status. The Company has been a "C-corporation" within the meaning of the Code at all times since its incorporation.

                  (e) Other Tax Matters. The Company is not a party to any tax allocation or sharing agreement. The Company (i) has not been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Company) and (ii) has no liability for the taxes of any person or entity under Reg. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

         2.19     Insurance.

                  (a) Policies in Effect. Set forth in Schedule 2.19(a) is a complete and accurate list of all policies of fire, liability, product liability, workers compensation, health and other forms of insurance presently in effect with respect to the business and properties of the Company, true and correct copies of which have heretofore been delivered to Buyer. All such policies are valid, outstanding and enforceable policies and provide insurance coverage for the properties, assets and operations of the Company as set forth therein; and no such policy (nor any previous policy) provides for or is subject to any currently enforceable retroactive rate or premium adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events arising prior to the date hereof. The Company has not been refused any insurance with respect to any aspect of the operation of its business nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the last three years. To the knowledge of the Shareholders, the Company has duly and timely made all material claims it has been entitled to make under each policy of insurance. The Shareholders have no notice or knowledge of any claim by the Company pending under any such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies, and the Shareholders know of no basis for denial of any claim under any such policy. Except as set forth on Schedule 2.19(a), the Company has not received any written notice from or on behalf of any insurance carrier issuing any such policy that insurance rates therefor will hereafter be substantially increased (except to the extent that insurance rates may be increased for all similarly situated risks) or that there will hereafter be a cancellation or termination of such policy or an increase in a deductible (or an increase in premiums in order to maintain an existing deductible) or non-renewal of any such policy, and the Shareholders have no knowledge of any act or omission of the Company which could result in cancellation of any such policy prior to its scheduled expiration date.

                  (b)      Workers Compensation Coverage.

                           (i)      Current Claims. Set forth separately in
Schedule 2.19(b) is (1) a list of all claims made for work-related injuries or other work-related claims for which the Company or the Company's insurer has continuing obligations to any current or former employee of the Company under any state workers' compensation law or any policy of workers' compensation insurance, including without limitation the obligation to pay temporary or total disability benefits, medical benefits, periods of open medical treatment which may require payments of medical benefits in the future, or any other obligations (the "Workers' Compensation Claims"), and (2) a list of all the current or former employees of the Company who have or had a Workers' Compensation Claim, including current or former employees of the Company who have given notice to the Company of an injury or work-related claim which has not yet resulted in a Workers' Compensation Claim, including the date of the accident or occurrence giving rise to such claim, the total payments made to or on behalf of such current or former employee and, if known, the date on which any obligations to each such employee terminate.

                           (ii)     Increased Risk or Premium. The Company has
never been denied workers' compensation insurance or been placed in a high-risk or increased-risk pool or been categorized under a similar rating system reflecting an above-average incidence of work-related injuries for purposes of determining the Company's workers' compensation insurance premium.

         2.20     Bonds and Other Surety.

                  (a)      Qualification for Bond. Except as set forth in
Schedule 2.20(a), there have
been no occasions upon which the Company has been unable to qualify for any performance bond, payment bond, fidelity bond, bid bond, bond to discharge lien, federal Miller Act bond, or other state law bond patterned after the federal Miller Act, or other form of surety.

                  (b)      Other Forms of Surety. Except as set forth in
Schedule 2.20(b) the Company has not provided surety in the form of an escrow of cash funds, bank draft, letter of credit, certified check, pledge of assets, or in any other form as a substitute for or in addition to the surety provided by any performance bond, payment bond, fidelity bond, bid bond, bond to discharge lien, federal Miller Act bond, or state law bond patterned after the federal Miller Act, or other form of surety issued listing the Company as principal.

                  (c)      Claims or Notices of Default. Except as set forth in
Schedule 2.20(c), no claims, notices of default or payment on any performance bond, payment bond, fidelity bond, bid bond, federal Miller Act bond, or state law bond patterned after the federal Miller Act, or other form of surety on which the Company is the principal have been made or given during the last five
(5) years.

                  (d) No Current Default. Except as set forth in Schedule 2.20(d), the Company is not currently in default and the Shareholders have no knowledge of the occurrence of any event which may cause the Company to default upon any obligation of the Company arising under any construction agreement, or that would trigger the right of any person or entity to claim payment under any performance bond, payment bond, fidelity bond, bid bond, federal Miller Act bond or state law bond patterned after the federal Miller Act, or other form of surety bond listing the Company as principal.

                  (e)      Indemnity of Sureties. Except as set forth in
Schedule 2.20(e), the Company has not entered into any indemnity agreement with any surety company creating in favor of such surety company any security interest, including any security interests which have not been filed or otherwise perfected in accordance with any state law, in cash, accounts receivable, chattel paper or other property of the Company and the Company has not paid any claim for indemnity to any surety in respect of any lien claim losses.

         2.21 Liens. Except as set forth in Schedule 2.21, there have been no liens filed, including liens released by payment, bond to discharge lien, or otherwise, against the premises of any project on which the Company was the general contractor by any subcontractor, materialman, supplier or other party in the past five (5) years, and neither the Company nor the Shareholders have been provided any notice or been given any other reason to believe, foresee or otherwise anticipate the filing of any lien by any subcontractor, materialman, supplier or other party who might file such lien.

         2.22 Funds Held In Trust. Except as set forth in Schedule 2.22, the Company is not holding or in possession of any funds as trustee or in any other fiduciary capacity for the benefit of any subcontractor, materialman, supplier or other party pursuant to any state law establishing a trust or fiduciary relationship between the Company and any such party.

         2.23     Current Projects.

                  (a) Identity; Completion; Profitability. Schedule 2.23(a) sets forth all installation projects currently being participated in or overseen by the Company, (the "Current Projects"), as well as the projected costs, expenses, revenues and profit from each respective Current Project and all other projects completed by the Company within the twelve (12) month period preceding the date hereof. (No warranty is hereby given by the Shareholders concerning the accuracy of any such projected costs, expenses, revenues and profits from Current Projects.)

                  (b) On Schedule. Except as set forth in Schedule 2.23(b), each project currently undertaken by the Company is proceeding without material deviation from the schedule provided in the installation agreement or purchase order governing each respective Current Project.

                  (c) On Budget. Except as set forth in Schedule 2.23(c), none of the Current Projects is reasonably likely to run substantially over budget.

                  (d) Evidence of Payment of Subcontractors. Except as set forth in Schedule 2.23(d), there have not been any mechanics or materialman's liens filed or asserted against the Company by any subcontractor, materialman or lower tier subcontractor respecting work which has been performed for the Company by any subcontractor, materialman or lower tier subcontractor on any Current Project.

         2.24 Absence of Certain Changes. Except as and to the extent set forth in Schedule 2.24 (or specifically required by the terms of this Agreement), since the date of the Company Statements there has been no:

                  (a) Adverse Change. Material adverse change in the financial condition, assets, liabilities or operations of the Company and, to the knowledge of the Shareholders, in the business prospects of the Company (a "Material Adverse Effect");

                  (b) Damage. Loss, damage or destruction, whether covered by insurance or not, affecting the business or properties (owned or leased) of the Company;

                  (c) Increase in Compensation. Increase in the compensation, salaries or wages payable or to become payable to any employee or agent of the Company (including, without limitation, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), other than changes in the ordinary course of business consistent with past practices, or any bonus or other employee benefit granted, made or accrued, except those made in the ordinary course of business consistent with past practices;

                  (d) Labor Disputes. Labor dispute or disturbance, other than routine labor union or individual grievances which are not material to the business, financial condition or results of operations of the Company or the Company's business;

                  (e) Commitments. Material commitment or transaction by the Company (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice;

                  (f) Dividends. Declaration, setting aside, or payment of any dividend or any other distribution in respect of capital stock of the Company; any redemption, purchase or other acquisition by the Company of any of its capital stock, or any security relating thereto, including any options or rights to purchase or acquire capital stock of the Company;

                  (g) Disposition of Property. Sale, lease or other transfer or disposition of any properties or assets of the Company used or useful in the Company's business, except in the ordinary course of business;

                  (h) Indebtedness. Material indebtedness for borrowed money incurred, assumed or guaranteed by the Company;

                  (i) Liens. Mortgage, pledge, Lien or Encumbrance made on or affecting any of the assets of the Company;

                  (j) Amendment of Contracts. Entering into, amendment, extension or termination by the Company of any material contract or lease, or any waiver of material rights thereunder, other than in the ordinary course of business;

                  (k) Payments, Loans and Advances. Any payment, loan or advance (other than advances to employees in the ordinary course of business for travel and entertainment in accordance with past practice) to any person;

                  (l) Credit. Any change in the policies or practices of the Company with respect to the Company's business and the granting of credit;

                  (m) Payments to Affiliates. Payment to any Affiliate of the Company. For purposes of this Agreement, the term "Affiliate" shall mean: any organization or entity that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, either the Company; the Shareholders, officers and directors of the Company; the spouse of any such person; any person who would be the heir or descendant of any such person if he or she were not living; and any entity in which any of the foregoing has a direct or indirect interest, except through ownership of less than five percent (5%) of the outstanding shares of any entity whose securities are listed on a national securities exchange or traded in the national over-the-counter market;

                  (n) Status of Employees. Change in status or continuation of employment of any employee identified in Section 2.16 of this Agreement, other than changes occurring in the ordinary course of business.

                  (o) Unusual Events. Other events or conditions not in the ordinary course of business of the Company which have had a Material Adverse Effect or which would be prohibited by the terms of Section 4.1(b) hereof.

         2.25     Major Customers and Suppliers.

                  (a) Major Customers. Schedule 2.25(a) contains a list of the ten (10) largest customers of the Company for each of the two (2) most recent fiscal years (determined on the basis of the total dollar amount of revenues realized by the Company) showing the total revenues realized by the Company with respect to each such customer during each such year. Neither the Company nor the Shareholders have received notice, and the Shareholders have no knowledge of any facts, other than ordinary fluctuations in the business needs of the Company's customers, reasonably indicating that any of the customers listed on Schedule 2.25(a) will not continue to be customers of the Company after the Closing at substantially the same level as heretofore.

                  (b) Major Suppliers. Schedule 2.25(b) contains a list of the ten (10) largest suppliers to the Company for the fiscal period ending October 31, 1998 (determined on the basis of the total dollar amount of purchases) showing the total dollar amount of purchases from each such supplier during such period. Neither the Company nor the Shareholders have received notice, and the Shareholders have no knowledge of any facts reasonably indicating, or have any reason to believe, other than as a result of changes or fluctuations occurring in the ordinary course of business, that any of the suppliers listed on Schedule 2.25(b) will not continue to be suppliers to the Company after the Closing and will not continue to supply the Company with substantially the same quantity and quality of goods as historically supplied at competitive prices consistent with past pricing practices.

         2.26 Product Warranty and Product Liability. Schedule 2.26 contains a true, correct and complete copy of the Company's standard warranty or warranties (including standard extended warranties) and implied warranty or warranties (whether arising under the Uniform Commercial

Code or otherwise) for sales of Products (as defined below) and services and, except as stated therein, there are no warranties, commitments or obligations with respect to the return, repair or replacement of Products. Schedule 2.26 sets forth (a) the estimated aggregate annual cost to the Company of performing warranty obligations for customers of the Company for each of the three (3) preceding fiscal years and (b) a listing of extended warranty contracts under which the Company is currently obligated. Except as set forth in Schedule 2.26, the Company has not made any payment, or to the knowledge of the Shareholders, incurred any liability or obligation to make any payment on any warranty issued by the Company, and neither the Company nor the Shareholders have been notified, whether orally or in writing, of any claim or assertion which may reasonably result in any liability or obligation to make payment and neither one has become aware of the reasonable potential for any liability or obligation to make a payment pursuant to any warranty issued by the Company. As used in this Section 2.26, the term "Products" means any and all products currently or at any time previously manufactured, distributed or sold by the Company, or by any predecessor of the Company under any brand name or mark under which products are or have been manufactured, distributed or sold by the Company.

         2.27     No Subsidiaries. The Company has no subsidiaries.

         2.28 Assets Necessary to Business. Except as set forth on Schedule 2.28, the Company presently has, and at the Closing will have, good, valid and merchantable title to all property and assets, tangible and intangible, and all leases, licenses and other agreements necessary to permit the Company to carry on the Company's business as presently conducted.

         2.29 Securities Laws Matters. The Shareholders who may receive Public Stock or Notes pursuant to this Agreement will acquire such Public Stock or Notes for investment for their own accounts, not on behalf of others and not with a view to resell or otherwise distribute such Public Stock or Notes. The Shareholders acknowledge that the Public Stock and Notes, at the time of issuance, shall not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws, and may not be sold, transferred or disposed of by them absent the registration thereof or the availability of an exemption from registration applicable thereto, and, as a result, the Shareholders must bear the risk of an investment in the Public Stock or Notes for an indefinite period of time. The financial condition of the Shareholders is currently adequate to bear the substantial risk of an investment in the Public Stock and Notes. Each of the Shareholders, in conjunction with a "purchaser representative", within the meaning of Regulation D under the Securities Act, has sufficient knowledge and experience in investment and business matters to understand the economic risk of such an investment and the risk involved in a commercial enterprise such as that of Clear. Each of the Shareholders (other than Scott G. Durkee) is a bonafide resident of North Carolina, and all communications and information have been directed to them and have been received in such place of residence. Scott G. Durkee is a bonafide resident of Arizona, and all communications and information have been directed to him and have been received in such place of residence. Shareholders have had the opportunity to ask questions of, and receive answers from, officers of Clear concerning Clear, the Public Stock and the Notes and to obtain any additional information which the Shareholders reasonably requested. Each of the Shareholders shall, at or prior to the Closing, complete and deliver to Buyer an investment letter substantially in the form attached hereto as Exhibit B.

         2.30 Power of Attorney. Other than a power of attorney, dated the date hereof, from the Shareholders to the Representative given pursuant to the provisions of Section 1.3 hereof of this Agreement, the Shareholders have not given any power of attorney with respect to the Company Stock, which is currently in effect, to any person, firm or corporation for any purpose whatsoever.

                                  ARTICLE III

                    Representations and Warranties of Buyer

         Buyer represents and warrants to the Shareholders the following, as of the date hereof and as of the Closing Date:

         3.1 Due Incorporation and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has the corporate power to carry on its business as now being conducted and to own or lease its properties and assets as now owned, leased or operated by it. Buyer is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction in which a failure to be so qualified would have a material adverse effect on the business of Buyer.

         3.2 Authorization. Buyer has full corporate power and authority under its articles of incorporation and bylaws, and the Board of Directors of Buyer has taken all necessary corporate action to authorize Buyer to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and the remedy of specific performance and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         3.3 Capitalization. The authorized capital stock of Buyer is as set forth in Schedule 3.3. No shares of capital stock of Buyer are issued and outstanding except as set forth in Schedule 3.3. All shares of capital stock identified on Schedule 3.3 are validly issued, fully paid and non-assessable.

         3.4 Non-Contravention. Neither the execution and delivery of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby does or will violate, conflict with, result in a breach of any provision of, constitute a default under, result in the termination of or permit any third party to terminate (with or without notice, lapse of time or pursuant to any legal or equitable principle) or accelerate the performance required on the part of Buyer by the terms of, or accelerate the maturity of or require the prepayment of any indebtedness of Buyer under, any judgment, order, decree, agreement or instrument to or by which Buyer or any of its assets is subject or bound.

         3.5 Authority of Buyer. Except as set forth in Schedule 3.5, no consent, authorization or approval of, or declaration, filing or registration with, any governmental, administrative or regulatory body, is necessary in connection with the transactions contemplated by this Agreement.

         3.6 Litigation. Except as set forth in Schedule 3.6, there are no material claims, actions, suits, proceedings or investigations pending or, to the best knowledge of Buyer, threatened by or against Buyer, at law or in equity or before or by any federal, state, municipal, foreign or other governmental department, commission, board, agency, instrumentality or authority.

         3.7 Qualified Plan. The Buyer maintains a 401(k) plan for the benefit of its employees under which all employees of the Company may become eligible to participate.

         3.8      Financial Statements. Attached as Schedule 3.8 are copies of
(i) the audited consolidated balance sheet of the Buyer as of December 31, 1997, and the related audited consolidated statements of operations, stockholders' equity, and cash flows for the period from November 20, 1997 through December 31, 1997, and (ii) the unaudited consolidated balance sheet, statement of profit/loss and statement of cash flows of the Buyer for the period beginning January 1, 1998 and ending November 30, 1998 (collectively the "Buyer Statements"). The Buyer Statements were prepared from the books and records of Buyer in a manner conforming to GAAP and fairly present the financial condition of Buyer as of the respective dates thereof.

         3.9 Broker's or Finder's Fees. Except for Viking, which shall be entitled to the finder's fee or fees determined in accordance with Section 9.8 of this Agreement, no agent, broker, person or firm acting on behalf of Buyer is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

                                   ARTICLE IV

                                   Covenants

         4.1.     Conduct of Business.

                  (a) Between the date hereof and the Closing Date, each party shall use its best efforts to conduct its business in the ordinary course and in such a manner so that the representations and warranties contained in Articles II and III hereof shall continue to be true and correct in all material respects on and as of the Closing Date.

                  (b) The Shareholders shall cause the Company to refrain from:

                           (i)      incurring any liability or obligation of
any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business;

                           (ii)     permitting any of its assets to be
subjected to any mortgage, pledge, Lien, security interest, Encumbrance, restriction or charge of any kind, except in the ordinary course of business;

                           (iii)    selling, transferring or otherwise
disposing of any assets, except in the ordinary course of business;

                           (iv)     making any capital expenditure or
commitment therefor, except in the ordinary course of business;

                           (v)      increasing its indebtedness for borrowed
money, except current borrowings in the ordinary course of business, or making any loan to any person;

                           (vi)     writing off as uncollectible any accounts
receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate shall be material to the Company;

                           (vii)    granting any increase in the rate of wages,
salaries, bonuses or other remuneration of any executive employee or other employees, except in the ordinary course of business and only after prior written notice to Buyer;

                           (viii)   canceling or waiving any claims or rights
of substantial value;

                           (ix)     making any change in any method of
accounting or auditing practice;

                           (x)      otherwise conducting the Company's business
or entering into any transaction with respect thereto other than in the usual and ordinary manner and in the ordinary course; or

                           (xi)     agreeing, whether or not in writing, to do
any of the foregoing.

         4.2 Preservation of Business. Each party shall (consistent with its normal business practices) preserve its business, and maintain its relationships with its present suppliers and customers.

         4.3 Notice of Events. Each party shall promptly notify the other party of (i) any event, condition or circumstance occurring from the date hereof through the Closing Date that may reasonably be construed to constitute a violation or breach of this Agreement, or (ii) any event, occurrence, transaction or other item which would have been required to have been disclosed on any Schedule or statement delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof, other than items arising in the ordinary course of business which would not render any representation or warranty of such party materially misleading.

         4.4      Examinations and Inspections.

                  (a) Prior to the Closing Date, Buyer shall be entitled, through its employees and representatives, including, without limitation, Buyer's accountants, legal counsel, bankers and advisors, to make such inspection of the assets, properties, business and operations of the Company, and such examination of the books, records and financial condition of the Company as Buyer reasonably desires. Any such inspections and examinations shall be conducted at reasonable times and under reasonable circumstances which do not disrupt the business, properties or assets of the Company and with respect to inspections and examinations involving the property and assets of third parties, subject to the consent of such third parties and consistent with their policies. For the purpose of facilitating such review, examination or inspection, the Company and the Shareholders shall furnish the representatives of Buyer with all such information and copies of such documents concerning the affairs of the Company as such representatives may reasonably request and cause their officers, employees, agents, accountants and attorneys to cooperate with such representatives in connection with such review and examination.

                  (b) Buyer agrees that, with respect to any information or documents obtained from the Company or the Shareholders concerning the Company's assets, properties, customers, policies, finances, costs, sales, revenues, rights, obligations, liabilities, strategies, business and operations ("Confidential Information"), unless and until the transactions contemplated by this Agreement shall have been consummated: (a) such Confidential Information is confidential and/or proprietary to the Company and is entitled to and shall receive treatment as such by Buyer (except to the extent that any such information is readily ascertainable from public or published information or trade sources), and (b) Buyer will, and will cause all of its employees, representatives, agents and advisors who have access to any Confidential Information to, hold in confidence and not disclose or use (except in respect of the transactions contemplated by this Agreement) any such Confidential Information. Buyer, the Company and the Shareholders shall also each comply with the restrictions on publicity set forth in Section 10.2 of this Agreement. If the transactions contemplated by this Agreement are not closed, all documents and other materials obtained by Buyer from the Company or the Shareholders shall be returned.

         4.5 Third Party Consents. The Shareholders agree to obtain, prior to the Closing Date, such consents and approvals as may be required from parties to material contracts or other agreements with the Company in order to prevent the Company from suffering a Material Adverse Effect as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Buyer agrees to provide to the Shareholders such assistance and information as may be required to obtain the consents and approvals referred to above. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement by the Company to assign, or Buyer to assume and agree to pay, perform or otherwise discharge, any material contracts or other agreements if an attempted assignment or assumption thereof without the consent of a third person would constitute a breach thereof, unless and until such consent is obtained.

         4.6 Properties. The Shareholders shall cause the Company to maintain all of its properties used in the operation of the Company's business in customary repair, order and condition, reasonable wear and tear excepted, and will maintain insurance upon all such properties, in such amounts and of such kinds as are comparable to that in effect on the date hereof.

         4.7 Books and Records. Until the Closing, the Shareholders shall cause the Company to maintain its books, accounts and records in the usual manner on a basis consistent with prior years.

         4.8 Material Contracts. The Shareholders shall cause the Company to refrain from amending, modifying or consenting to the termination of, any material contract or other material agreements of the Company or waiving any of the Company's material rights with respect thereto.

         4.9      Vacation Pay and Bonus Accruals. Except as set forth on
Schedule 4.9, no vacation pay or bonus accruals will be payable to employees of the Company as of the Closing Date.

         4.10 Environmental Audits and Other Investigations. The Shareholders agree that Buyer may retain, at the sole expense of Buyer, a firm engaged in the regular business of environmental engineering to conduct such environmental audits of the Facilities and operations of the Company, and the real estate occupied in connection with the Company's business, as Buyer in its discretion shall consider necessary or appropriate. Between the date hereof and the Closing Date, Buyer, its agents, employees, contractors, surveyors, and engineers shall have the right to enter and go upon the Real Property at any time and from time to time for the purpose of inspecting the Real Property and any and all improvements located thereon.

         4.11 Employment Agreement with Shareholders. At the Closing, Buyer shall offer to enter into an employment agreement with each Shareholder in substantially the form set forth in Exhibit C hereto (the "Employment Agreement").

         4.12 Shareholders Restrictive Covenant Agreements. At the Closing, the Shareholders shall each enter into restrictive covenant agreements with Buyer in substantially the form set forth in Exhibit D hereto.

         4.13 Securities Law Matters. The Shareholders agree not to sell, transfer, convey or otherwise distribute the Public Stock and the Notes, if any, received pursuant to this Agreement over which such Shareholder has direct or indirect control without registration under the Securities Act and applicable federal and state securities laws, except pursuant to an exemption from registration thereunder acceptable to and approved by legal counsel to Buyer.

         4.14 Attainment of Tax Clearance Certificates. [Intentionally omitted.]

         4.15 Employment Agreements with Key Employees. At or prior to Closing, the Shareholders shall cause the employees of the Company identified on Schedule 4.15 ("Selected Employees") to duly execute and deliver employment and restrictive covenant agreements, in substantially the form attached hereto as Exhibits E and F, respectively, and to terminate, effective as of the Closing Date, any existing agreement to which such Selected Employees are party respecting employment with the Company.

         4.16     Tax Matters.

                  (a) Tax Periods Ending on or Before Closing Date. The Shareholders shall timely prepare or cause to be prepared and file or cause to be filed all tax returns for the Company for the periods 11/1/97 to 10/31/98 and 10/31/98 to the Closing Date, provided, however, that, for the avoidance of doubt, it is agreed that liability for the amount of the taxes due with respect to such periods shall remain with the Company.

                  (b) Cooperation on Tax Matters. Each of the Buyer, the Company and the Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns pursuant to this Section 4.16 and in connection with any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the request of any other party) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Shareholders agree (i) to retain all books and records with respect to tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or the Company, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the Buyer and the Company reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Buyer or Company so requests, the Shareholders shall allow the Buyer to take possession of such books and records. Buyer and the Shareholders further agree to use their reasonable best efforts to obtain, upon request, any certificate or other document from any governmental authority or any other person or entity as may be necessary to mitigate, reduce or eliminate any tax that could be imposed (including, without limitation, with respect to the transactions contemplated hereby).

         4.17 Reinstatement of Company in Missouri. The Shareholders shall promptly take all action which may be necessary in order to reinstate the Company in the State of Missouri and to ensure that it is duly organized, validly existing and in good standing under the laws of the State of Missouri.

                                   ARTICLE V

                            Conditions Precedent to
                          Obligation of Buyer to Close

         The obligation of Buyer to complete the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by Buyer only in writing:

         5.1 Completion of Due Diligence Investigation. In the course of Buyer's due diligence investigation of the Company, Buyer shall not have discovered any fact or development which relates to or involves the Company's business, ownership or capital stock which would, in the reasonable judgment of Buyer, have a Material Adverse Effect or challenge the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement or that, in the reasonable judgment of Buyer, would be materially adverse to the interests of Buyer.

         5.2 Procurement of Financing. Buyer shall have obtained financing reasonably satisfactory to Buyer for the Closing Payment.

         5.3 Consent of DFW Capital Partners, L.P., Wachovia Bank, N.A. and Fleet National Bank. Buyer shall have received the consent of each of DFW Capital Partners, L.P., Wachovia Bank, N.A. and Fleet National Bank to enter into this Agreement and each of the transactions contemplated by this Agreement.

         5.4 Representations and Covenants. The representations and warranties of the Shareholders contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date. The Shareholders shall have performed and complied with all covenants and agreements (including, without limitation, those contained in Article IV) required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

         5.5 Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain or prevent the carrying out of the transactions contemplated by this Agreement or to seek damages in connection with such transactions, that has or could reasonably be expected to have, in the opinion of the attorneys of Buyer, a Material Adverse Effect.

         5.6 No Material Adverse Change. Buyer shall be satisfied, in its reasonable discretion, that since October 31, 1998 there has been no Material Adverse Effect.

         5.7 Good Standing Certificates, Etc. The Shareholders shall have delivered all such certificates, documents or instruments with respect to the Company's corporate existence and authority as Buyer's counsel may have reasonably requested prior to the Closing Date.

         5.8 Consents. The Shareholders shall have obtained and delivered to Buyer such consents as Buyer may have reasonably requested that the Company obtain in accordance with Section 4.5 hereof, except where the failure to so obtain could not reasonably be expected to have a Material Adverse Effect.

         5.9 Employment, Consulting and Restrictive Covenants Agreements. Buyer shall have received the Employment Agreement and restrictive covenant agreements specified in Sections 4.11 and 4.12, respectively, in a form satisfactory to Buyer and executed by the parties to be bound thereby.

         5.10 Agreements With Key Employees. Buyer shall have received an employment contract and restrictive covenants agreement, in a form satisfactory to Buyer and executed by the parties to be bound thereby, from the key employees listed on Schedule 4.15 of this Agreement.

         5.11 Release of Liabilities. All obligations of the Company and its subsidiaries and

Affiliates to the Shareholders pursuant to any contract, agreement, understanding or otherwise shall have been extinguished without any consideration from the Company, and the Company shall have been fully released therefrom with respect to any future liability thereon.

         5.12 Resolutions. There shall have been delivered to Buyer a copy of the resolutions duly adopted by the board of directors of the Company and by the Shareholders (if required), and certified as accurate by an executive officer of the Company, as the case may be, as of the Closing Date, authorizing and approving certain corporate and organizational matters relating to the Company.

         5.13 Governmental Permits and Approvals. All permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained.

         5.14 Shareholder's Certificate. There shall have been delivered to Buyer a certificate from each of the Shareholders, dated the Closing Date, certifying that the representations and warranties of the Shareholders contained herein are true and correct on and as of the Closing Date.

         5.15 Opinion of Counsel to the Shareholders. Buyer shall have received an opinion of counsel to the Company and the Shareholders, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, substantially to the effect set forth in Exhibit G hereto.

         5.16 Other Documents. The Shareholders and the Company shall have delivered all other documents, instruments or writings required to be delivered to Buyer at or prior to the Closing pursuant to this Agreement and such other certificates of authority (including good standing certificates), documents, instruments or writings as Buyer may reasonably request.

                                   ARTICLE VI

                            Conditions Precedent to
                    Obligation of the Shareholders to Close

         The obligation of the Shareholders to complete the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Shareholders only in writing:

         6.1 Completion of Due Diligence Investigation. In the course of the Shareholders' due diligence investigation of Buyer, the Shareholders shall not have discovered any fact or development which relates to or involves Buyer's business, ownership or capital stock which would, in the reasonable judgment of the Shareholders, have a material adverse effect on Buyer or challenge the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement or that, in the reasonable judgment of the Shareholders, would be materially adverse to the interests of the Shareholders.

         6.2 Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain or prevent the carrying out of the transactions contemplated by this Agreement or to seek damages in connection with such transactions, that has or could reasonably be expected to have, in the opinion of the attorneys of the Company, a materially adverse effect on the assets, properties, business, operations or financial condition of Buyer.

         6.3 No Material Adverse Change. The Shareholders shall be satisfied, in their reasonable discretion, that since October 31, 1998 there has been no material adverse change in the assets or liabilities, or the business or financial condition of Buyer's business.

         6.4 Consents. Buyer shall have obtained and delivered to the Shareholders such consents as the Shareholders may have reasonably requested that Buyer obtain, except where the failure to so obtain such consents could not reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement.

         6.5 Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date. Buyer shall have performed and complied with all covenants and agreements (including, without limitation, those contained in Article IV) required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date.

         6.6 Governmental Permits and Approvals. All permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained.

         6.7 Resolutions. There shall have been delivered to the Shareholders a copy of the resolutions duly adopted by the board of directors of Buyer, and certified accurate by an executive officer of Buyer as of the Closing Date, authorizing and approving the execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby.

         6.8 Good Standing Certificates, Etc. Buyer shall have delivered all such certified resolutions, certificates, documents or instruments with respect to Buyer's corporate existence and authority as the Shareholders' counsel may have reasonably requested prior to the Closing Date.

         6.9 Officer's Certificate. There shall have been delivered to the Shareholders a certificate of the chief executive officer of Buyer, dated the Closing Date, certifying that the representations and warranties of Buyer contained herein are true and correct on and as of the Closing Date.

         6.10 Opinion of Counsel to Buyer. The Shareholders shall have received an opinion of counsel to Buyer, dated the Closing Date, in form and substance reasonably satisfactory to the Shareholders, substantially to the effect set forth in Exhibit H hereto.

         6.11 Other Documents. Buyer shall have delivered all other documents, instruments or writings required to be delivered to the Shareholders at or prior to the Closing pursuant to this Agreement and such other certificates of authority (including good standing certificates), documents, instruments or writings as the Shareholders may reasonably request.

                                  ARTICLE VII

                                Indemnification

         For purposes of this Article VII, it is agreed and understood that the Buyer shall not obtain recovery, nor shall the Shareholders be liable, more than one time or under more than one section of this Agreement for the same underlying claim or breach.

         7.1 Survival. The representations and warranties contained in this Agreement shall survive the Closing only until the expiration of twelve
(12) months following the Closing (the "Limitations Period"), provided, however, that the representations and warranties of the Shareholders with respect to tax matters set forth in Section 2.18 of this Agreement shall survive for the period of time equal to the statute of limitations applicable to such matter or matters.

         7.2 Indemnification by the Shareholders. The Shareholders shall indemnify, defend and hold harmless Buyer (which term shall include, for purposes of this Article VII, Buyer's successors, assigns, directors, officers, employees and agents) against any and all losses, damages, deficiencies, suits, claims, demands, judgments, costs, expenses or other liabilities ("Losses") resulting from, arising from, or relating to (i) any breach of a representation or warranty of the Shareholders contained in Article II of this Agreement (but only if such indemnity is sought during the Limitations Period), (ii) any failure by the Shareholders to perform or comply with any agreement or obligation contained in this Agreement, (iii) the conduct of the business of the Company prior to October 31, 1998, except to the extent such Loss was reflected in the Company Statements, and (iv) any of the matters described in
Section 2.9 hereof (Litigation).

         7.3 Indemnification by Buyer. Buyer shall indemnify and hold harmless the Shareholders against any and all Losses resulting from, arising from, or relating to (i) any breach of a representation or warranty of Buyer contained in Article III of this Agreement (but only if such indemnity is sought during the Limitations Period), (ii) any failure by Buyer to perform or comply with any agreement or obligation contained in this Agreement.

         7.4 Limitations of Claims. (a) No indemnification pursuant to this Article VII shall be available to any party until the aggregate of all Losses exceeds $50,000, provided, however, that thereafter claims may be made against the indemnifying party for the full aggregate amount of such Losses, without deduction of any such threshold amount.

                           (b)      Anything to the contrary herein
notwithstanding, except for indemnification from the Shareholders pursuant to
Section 7.2(iii) and 7.2(iv) hereof, the aggregate indemnification to be provided by any party pursuant to this Article VII shall not exceed the Purchase Price.

                           (c)      The amount of any Loss for which
indemnification is provided under this Article VII shall be net of (i) any amounts recovered or recoverable by the Indemnified Party pursuant to any indemnification by or indemnification agreement with any third party, (ii) any insurance proceeds or other cash receipts or sources of reimbursement available as an offset against such Loss (and no right of subrogation shall accrue to any third party indemnitor, insurer or reimburser hereunder), and (iii) an amount equal to any reduction of income taxes attributable to such Loss. If the amount to be netted hereunder from any payment required under Sections 7.2 or 7.3 is determined after payment by the Indemnifying Party of any amount required to be paid to an Indemnified Party pursuant to this Article VII, the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this Article VII had such determination been made at the time of such payment. Indemnification payments hereunder shall be treated as adjustments to the Purchase Price.

                           (d)      Anything to the contrary herein
notwithstanding, any indemnification obligation of the Shareholders pursuant to this Agreement may be satisfied, at the election of Buyer in its sole discretion, by set-off of the amount thereof against the Earn-Out Payment otherwise due to the Shareholders.

         7.5 Procedures. (a) A party seeking indemnification pursuant to Sections 7.2 or 7.3 (an "Indemnified Party") shall give prompt notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim or assessment, or the commencement of any action, suit, audit or proceeding, by a third party in respect of which indemnity may be sought hereunder (a "Third Party Claim") and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual prejudice thereby). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim. The Indemnifying Party shall have the right, exercisable by written notice (the "Notice") to the Indemnified Party within thirty (30) days of receipt of notice from the Indemnified Party of the commencement or assertion of any Third Party Claim, to assume the defense of such Third Party Claim, using counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party shall fail to assume the defense of the Third Party Claim within such thirty (30) day period, the Indemnified Party shall have the right to undertake the defense of such Third Party Claim on behalf of the Indemnifying Party. Regardless of whether the Indemnifying Party elects to assume the defense of any such Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge such Third Party Claim without the Indemnifying Party's prior written consent.

                           (b)      The Indemnifying Party or the Indemnified
Party, as the case may be, shall in any event have the right to participate, at its own expense, in the defense of any Third Party Claim which the other is defending.

                           (c)      The Indemnifying Party, if it shall have
assumed the defense of any Third Party Claim in accordance with the terms hereof, shall have the right, upon five (5) days prior written notice to the Indemnified Party, to consent to the entry of judgment with respect to, or otherwise settle such Third Party Claim provided the Indemnifying Party agrees that as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge such judgment or settlement unless (i) the Third Party Claim involves equitable or other non-monetary damages or (ii) in the reasonable judgment of the Indemnified Party such settlement would have a continuing material adverse effect on the Indemnified Party's business (including any material impairment of its relationships with customers and suppliers), in which case such settlement only may be made with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

                           (d)      Whether or not the Indemnifying Party
chooses to defend or prosecute any claim involving a third party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

                                 ARTICLE VIII

                            Termination of Agreement

         8.1 Termination. This Agreement may be terminated prior to the Closing as follows:

                  (a) at the election of the Shareholders, in the event that Buyer shall have materially breached any representation, warranty, covenant or agreement contained in this Agreement or in any document or other paper delivered pursuant to this Agreement;

                  (b) at the election of Buyer, in the event that the Shareholders shall have materially breached any representation, warranty, covenant or agreement contained in this Agreement or in any document or other paper delivered pursuant to this Agreement;

                  (c) at the election of the Shareholders or Buyer, if any legal proceeding is commenced or threatened by any governmental or regulatory body or other person seeking to prevent the Closing or consummation of any transaction contemplated by this Agreement, and either the Shareholders or Buyer, as the case may be, reasonably and in good faith deems it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof;

                  (d) by the Shareholders or Buyer, in the event that the Closing has not occurred by February 28, 1999; and

                  (e) at any time on or prior to the Closing Date, by mutual written consent of the parties hereto.

         8.2 Post-Termination Obligations. If this Agreement is terminated pursuant to Section 8.1, this Agreement shall become void and of no further force and effect, except for Sections 9.2 (Announcements), 9.4 (Governing Law),
9.6 (Notice), 9.7 (Expenses), 9.9 (Entire Agreement), and 9.11 (Headings), and none of the parties hereto shall have any liability in respect of such termination, except that any party shall be liable for any intentional or willful violation of the representations, warranties, covenants or agreements of such party contained in this Agreement.

                                   ARTICLE IX

                                 Miscellaneous

         9.1 Further Action. If, at any time following the Closing, any further action is determined by Buyer to be necessary or desirable to carry out the purposes of this Agreement or to vest in Buyer all right, title and interest in and to the Company Stock, Shareholders shall take such action.

         9.2 Announcements. Prior to Closing, none of the parties hereto shall issue any press release, place any advertisement or make any other public statement relating to or in connection with this Agreement or the matters contained herein without obtaining the prior approval of all parties hereto as to the content and manner of presentation and publication thereof, which approval shall not be unreasonably withheld or delayed.

         9.3 Assignment; Parties in Interest. Except as expressly provided herein, the rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties. Buyer may assign its rights and obligations hereunder, subject to a guaranty from Buyer of the assignee's performance thereof, to any direct or indirect subsidiary or other entity controlled by Buyer, or to any parent corporation of Buyer, for purposes of consummating the transactions contemplated herein. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person or entity any right or remedy under or by reason of this Agreement.

         9.4 Law Governing Agreement. This Agreement shall be construed and interpreted according to the internal laws of the State of Georgia, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

         9.5 Amendment and Modification. Buyer, Clear and the Shareholders may amend, modify and supplement this Agreement in such manner as may be agreed upon in writing among them.

         9.6 Notice. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

                  (a)      If to Buyer, to:

                           Clear Communications Group, Inc.
                           440 Interstate Parkway North
                           Atlanta, Georgia 30339
                           Attention:  President
                           Facsimile: (770) 763-5635
                           with a copy to:

                           Smith, Gambrell & Russell, LLP
                           1230 Peachtree Road, N.E.
                           Promenade II, Suite 3300
                           Atlanta, Georgia  30309-3592
                           Attention: Terry Ferraro Schwartz, Esq.
                           Facsimile: (404) 685-7031
                  (b) If to the Shareholders, to the Representative as follows:

                           Rick Hanafin
                           c/o Cellular Technologies International, Inc. 3410 St. Vardell Lane, Suite R
                           Charlotte, NC   28217
                           Facsimile: (704) 562-4429

                           with a copy to:
                           John J. Carpenter, Esq.
                           Culp, Elliot & Carpenter, P.L.L.C.
                           227 West Trade Street, Suite 1500
                           Charlotte, NC   28202
                           Facsimile:  (704) 372-1474

         If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this
Section 9.6.

         9.7 Expenses. Regardless of whether or not the transactions contemplated hereby are consummated, each of the parties shall bear its own legal expenses and the expenses of its agents in connection with the transactions contemplated hereby; provided, however, that the Shareholders shall pay the legal expenses and the expenses of the agents of the Company through the Closing Date.

         9.8 Payment of Finder's Fee. At the Closing, Buyer shall pay to Viking the amount of $250,000.00 in immediately available funds as a finder's fee. At the Earn-Out Closing, the

Representative, on behalf of the Shareholders, shall pay to Viking, as an additional finder's fee, an amount in immediately available funds equal to 5% of the excess, if any, of the Earn-Out Payment over $3,000,000.00.

         9.9 Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto (which Exhibits and Schedules are hereby incorporated herein by reference and made a part hereof), embodies the entire agreement among the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements and understandings among the parties with respect thereto.

         9.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.11 Headings. The table of contents and article and section headings herein are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

         9.12 Guaranty by Clear. Clear hereby unconditionally guarantees the performance by the Buyer of all of the Buyer's obligations pursuant to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the date first above written.


                                CLEAR COMMUNICATIONS GROUP, INC.



                                By:   /s/ William J. Loughman
                                   -------------------------------------------
                                   Name: William J Loughman
                                   Title: Vice President of Finance


                                CLEAR HOLDINGS, INC.



                                By:   /s/ William J. Loughman
                                    ------------------------------------------
                                    Name: William J. Loughman
                                    Title:   Vice President of Finance


                                SHAREHOLDERS



                                /s/ Myron Berehulke
                                ----------------------------------------------
                                Myron Berehulke



                                /s/ John Dunmire
                                ----------------------------------------------
                                John Dunmire



                                /s/ Scott Durkee
                                ----------------------------------------------
                                Scott Durkee



                                /s/ Rick Hanafin
                                ----------------------------------------------
                                Rick Hanafin



                                /s/ Dale Stickney
                                ----------------------------------------------
                                Dale Stickney